As filed with the Securities and Exchange Commission on August 10, 2006
Registration No. 333-136150

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	75-2692967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
For Co-Registrants, see “Table of Co-Registrants”.

6300 Bridge Point Parkway Building Two, Suite 500 Austin, Texas 78730 (512) 427-3300	Ben M. Brigham 6300 Bridge Point Parkway Building Two, Suite 500 Austin, Texas 78730 (512) 427-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Joe Dannenmaier
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.   ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
CALCULATION OF REGISTRATION FEE(1)

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	per Unit(1)	Price(1)	Registration Fee

9 5/8 % Senior Notes due 2014	$125,000,000	100%	$125,000,000	(2)

Guarantee of 9 5/8 % Senior Notes due 2014		N/A	N/A	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the rules and regulations under the Securities Act of 1933, as amended.

(2)	In accordance with Rule 457(q) of the rules and regulations under the Securities Act of 1933, as amended, no filing fee is required in connection with the registration of an indeterminate amount of securities offered solely for market-making purposes by an affiliate of the Registrant.

(3)	Pursuant to Rule 457(n) of the rules and regulations under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.
     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
TABLE OF CO-REGISTRANTS
     Each of the following subsidiaries and each other subsidiary of Brigham Exploration Company that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name as Specified	Jurisdiction of Incorporation	I.R.S. Employer
in Their Charters	or Organization	Identification Number

Brigham, Inc.	Nevada	75-2354099

Brigham Oil & Gas, L.P.	Delaware	75-2429186

     The address and telephone number of the principal executive offices of Brigham, Inc and Brigham Oil & Gas, L.P. is 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730, (512) 427-3300 and the agent for service at such address is Ben M. Brigham.

Explanatory Note
      This Amendment No. 1 to the Registration Statement is filed to correct a clerical error contained in the signature pages included in the original filing of the Registration Statement. The remainder of the Registration Statement is unchanged.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Brigham Exploration Company, Brigham, Inc. and Brigham Oil & Gas, L.P. certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 10th day of August, 2006.

BRIGHAM EXPLORATION COMPANY

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.

Executive Vice President and Chief Financial Officer

BRIGHAM, INC.

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.

Chief Financial Officer

BRIGHAM OIL & GAS, L.P.

By:	BRIGHAM, INC.,

Its managing general partner

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.

Chief Financial Officer

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      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by Eugene B. Shepherd, Jr. in the capacity and on the date indicated.
BRIGHAM EXPLORATION COMPANY

Signature		Title	Date

* Ben M. Brigham		Chief Executive Officer, President, Chairman of the Board and Director (Principal Executive Officer)	August 10, 2006

/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.		Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2006

* David T. Brigham		Director	August 10, 2006

* Harold D. Carter		Director	August 10, 2006

* Stephen C. Hurley		Director	August 10, 2006

* Stephen P. Reynolds		Director	August 10, 2006

* Hobart A. Smith		Director	August 10, 2006

* Steven A. Webster		Director	August 10, 2006

* R. Graham Whaling		Director	August 10, 2006

By:	/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr. Attorney-in-fact

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BRIGHAM, INC

Signature	Title	Date

* Ben M. Brigham	President and Director (Principal Executive Officer)	August 10, 2006

/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2006

* David T. Brigham	Executive Vice-President — Land and Administration and Director	August 10, 2006
BRIGHAM OIL & GAS, L.P. (Brigham, Inc. serves as the managing general partner of Brigham Oil & Gas, L.P.)

* Ben M. Brigham	President (Principal Executive Officer)	August 10, 2006

/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2006

By: /s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr. Attorney-in-fact

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